EXHIBIT 99.1



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8229 Boone Boulevard, Suite 802                          COMPANY CONTACT:
Vienna, VA  22182.  USA                                  Gavin de Windt
Telephone (703) 506-9460                                 CEL-SCI Corporation
 www.cel-sci.com                                         (703) 506-9460

      CEL-SCI CORPORATION TO RAISE $1 MILLION IN REGISTERED DIRECT OFFERING

Vienna, VA, October 21, 2014 - CEL-SCI Corporation (NYSE MKT: CVM), a late-stage oncology company, has agreed to sell common stock and warrants in a registered direct offering to European investors at a combined price of $0.76 for aggregate gross proceeds of a little over $1 million. For every four shares sold, we will issue to investors in this offering one warrant to purchase a share of common stock. The warrants are immediately exercisable, expire October 11, 2018, have an exercise price of $1.25 and trade on the NYSE MKT under the symbol "CVM WS". The offering is expected to close on or about October 24, 2014, subject to the satisfaction of customary closing conditions.

This is in addition to the $6 million expected to be raised in a separate underwritten public offering.

CEL-SCI intends to use the net proceeds of the offering for its Phase III clinical trial, other research and development, and general and administrative expenses.

The shares and warrants are being offered by CEL-SCI pursuant to an effective shelf registration statement declared effective by the Securities and Exchange Commission on July 8, 2014.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About CEL-SCI Corporation

CEL-SCI Corporation is dedicated to research and development directed at improving the treatment of cancer and other diseases by utilizing the immune system, the body's natural defense system.

Safe Harbor Statement

When used in this release, the words "intends," "believes," "anticipated" and "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the company's ability to complete the proposed public offering of its common stock and warrants described above. These forward-looking statements are based on our current expectations and actual results could differ materially. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected, including the risk factors set forth in CEL-SCI's Form 10-K for the year ended September 30, 2013 and other periodic

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reports  filed  with  the  Securities  and  Exchange  Commission.   The  Company
undertakes no obligation to publicly release the result of any revision to these
forward-looking   statements  which  may  be  made  to  reflect  the  events  or
circumstances   after  the  date  hereof  or  to  reflect  the   occurrence   of
unanticipated events except as required by law.

When used in this press release, the words "intends," "believes," "anticipated", "plans" and "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include, an inability to duplicate the clinical results demonstrated in clinical studies, timely development of any potential products that can be shown to be safe and effective, receiving necessary regulatory approvals, difficulties in manufacturing any of the Company's potential products, inability to raise the necessary capital and the risk factors set forth from time to time in CEL-SCI Corporation's SEC filings, including but not limited to its report on Form 10-K for the year ended September 30, 2013. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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